Exhibit 5.1

July 20, 2004

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401

Ladies and Gentlemen:

     We have acted as special counsel to Trinity Industries, Inc., a Delaware corporation (the “Company”), Transit Mix Concrete & Materials Company, a Delaware corporation (“Transit Mix”), Trinity Industries Leasing Company, a Delaware corporation (“TILC”), Trinity Marine Products, Inc., a Delaware corporation (“TMP”), Trinity Rail Group, LLC, a Delaware limited liability company (“TRG”), Thrall Trinity Freight Car, Inc., a Delaware corporation (“TTFC”), Trinity Tank Car, Inc., a Delaware corporation (“TTC”), and Trinity Rail Components & Repair, Inc., a Delaware corporation (“TRCR,” and together with Transit Mix, TILC, TMP, TRG, TTFC and TTC, the “Guarantors”), in connection with the public offering of up to $300,000,000 aggregate principal amount of the Company’s 61/2% Senior Notes due 2014 (the “Exchange Notes”) and guarantees thereof (the “Exchange Guarantees”) by the Guarantors. The Exchange Notes and the Exchange Guarantees are to be issued under that certain Indenture dated as of March 10, 2004 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association (the “Trustee”), pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the Company’s issued and outstanding 61/2% Senior Notes due 2014 (the “Original Notes,” and collectively with the Exchange Notes, the “Notes”), together with the joint and several guarantees thereof by the Guarantors (the “Original Guarantees,” and collectively with the Exchange Guarantees, the “Guarantees”). The Exchange Notes and the Exchange Guarantees are being registered pursuant to a registration statement on Form S-4 (as amended or supplemented, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

     The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution; (ii) the laws of the State of New York; and (iii) the laws of the State of Texas, in each case as currently in effect and as will be in effect on the date of effectiveness of the Registration Statement. The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York. We express no opinion as to (i) the subject matter jurisdiction of the United States courts located in New York to adjudicate any controversy relating to the Indenture, the Notes or the Guarantees and (ii) the enforceability of the choice of New York law or whether any court would give effect to such choice of law.

     In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the restated certificate of incorporation and bylaws (or similar organizational documents) of the Company and the Guarantors (each as have been amended to date); (ii) resolutions adopted by the Board of Directors or Managers, as applicable, of the Company and the Guarantors with respect to the issuance by the Company of the Notes and the Guarantees; (iii) the Registration

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July 20, 2004

Statement and all exhibits thereto; (iv) the Indenture; (v) the form of the Exchange Notes; and (vi) such other documents and instruments as we have deemed necessary and advisable for the expression of the opinions contained herein.

     In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. In addition, we have assumed and without independent investigation have relied upon the factual accuracy of the representations and warranties and other information contained in the items we examined. As to all questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company or the Guarantors, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company, the Guarantors or governmental officials.

     We have assumed with respect to all parties to the Indenture and the Exchange Notes other than the Company and the Guarantors (the “Other Parties”) that: (i) each Other Party is a natural person or is an entity other than a natural person that had and has, as applicable, the corporate or other power and authority to execute and deliver the Indenture and the Exchange Notes and to consummate the transactions contemplated thereby, (ii) each Other Party has taken all necessary corporate or other action to authorize the execution and delivery by it of the Indenture and the Exchange Notes to which it is a party and the consummation of the transactions contemplated thereby and (iii) each of the Indenture and the Exchange Notes has been duly executed and delivered by each Other Party that is a party thereto. In addition, we have assumed that the Indenture constitutes the legal, valid and binding obligation of all persons or entities that are parties thereto other than the Company and the Guarantors, enforceable against such persons or entities in accordance with its terms.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and when the Exchange Notes (in the form examined by us) have been duly executed and authenticated (to the extent required) in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer:

     (i) the Exchange Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

     (ii) each Guarantor’s Exchange Guarantee will be the valid and binding obligation of such Guarantor as to the Exchange Notes, enforceable against such Guarantor in accordance with the terms of the Exchange Guarantees, except, in each case, as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or similar laws of general application now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances, (iii) general equitable principles (whether or not such enforceability is

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July 20, 2004

considered in a proceeding at law or in equity), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, and (v) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     The opinions that the Exchange Notes and the Exchange Guarantees are enforceable are also subject to the qualification that certain of the remedial, waiver, and other provisions of the Exchange Notes and the Exchange Guarantees may not be enforceable. However, based upon our judgment we do not believe that such unenforceability will render the Exchange Notes or the Exchange Guarantees invalid as a whole or substantially interfere with the realization of the principal legal benefits to be provided by the Exchange Notes and the Exchange Guarantees, except to the extent of any procedural delay which may result therefrom.

     We express no opinion as to (i) the enforceability of provisions of the Exchange Notes or the Exchange Guarantees to the extent that such provisions purport to sever unenforceable provisions from the Exchange Notes or Exchange Guarantees, respectively, to the extent that the enforcement of the remaining provisions would frustrate the fundamental intent of the parties to such documents; or (ii) the enforceability of any provision in the Exchange Notes or the Exchange Guarantees that purports to appoint an agent for service of process or establish or otherwise affect jurisdiction, venue, evidentiary standards, or limitation periods, or procedural rights in any suit or other proceeding.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Exchange Offer and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

Very truly yours,

/s/Haynes and Boone, LLP

Haynes and Boone, LLP